Exhibit 5.1

[LETTERHEAD OF MORRISON & FOERSTER LLP]

June [  ], 2009

BioMimetic Therapeutics, Inc.
389 Nichol Mill Lane
Franklin, Tennessee 37067

Re: BioMimetic Therapeutics, Inc. — Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to BioMimetic Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (No. 333-158591) (the “Registration Statement”), initially filed by the Company on April 15, 2009, under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus (the “Prospectus”) to be furnished to all of the stockholders of the Company in connection with the issuance by the Company to its stockholders of non-transferable subscription rights (the “Rights”) entitling the holders thereof to purchase shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company (the “Rights Offering”). The Registration Statement relates to the Rights and 2,000,000 shares of Common Stock that may be issued and sold by the Company upon exercise of the Rights (the “Rights Shares”). The Rights and the Rights Shares are collectively referred to herein as the “Securities.”

In connection with this opinion, we have examined the Company’s certificate of incorporation and bylaws, both as amended and restated and currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; a specimen certificate representing the Common Stock and a specimen certificate representing the Rights; a certificate issued by the Secretary of State of the State of Delaware, dated as of [          ], as to the existence and good standing of the Company in the State of Delaware; and the Registration Statement and the exhibits thereto. With respect to both the Rights and the Rights Shares, we are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1. The Rights have been duly authorized and, when issued, will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

2. The Rights Shares have been duly authorized and, when issued and delivered against payment therefor upon due exercise of Rights as contemplated in the Prospectus, the Rights Shares will be validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, that no opinion should be inferred as to any other matter. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the use of our name under the heading “Legal Matters” in the Registration Statement to be filed by the Company with the Commission. We further consent to your filing a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,